Exhibit B

	Fairness Opinion of Stern Brothers




                	[Stern Brothers Valuation Advisors Letterhead]



                                                          September 21, 1998


Mr. Bruno Carette
Limagrain Genetics Corp.
BTI Merger Corp.
4001 N. War Memorial Drive
Peoria, Illinois 61614

Gentlemen:

Description of the Assignment

Limagrain Genetics Corp. ("LG" or the "Company") has engaged Stern
Brothers Valuation Advisors ("Stern Brothers") for the purpose of rendering our opinion, as of September 21, 1998, as to the fairness, from a financial point of view, of the merger consideration to be paid to the public stockholders of BioTechnica International, Inc. ("BioTechnica") (4,778,399 shares of the 103,055,577 outstanding shares) in connection with the cashing out of such public stockholders in the merger of BioTechnica into an affiliate of LG.

Scope of Work

In the course of our analysis for purposes of rendering our opinion, we have, among other things, done the following:

1)	Visited BioTechnica's headquarters.

2)	Interviewed key management employees concerning the background, operations, financial performance and prospects of BioTechnica.

3)	Reviewed and considered the following information regarding BioTechnica:

* Audited financial statements (Form 10-K) for BioTechnica for the periods ended December 31, 1986 through 1991, July 31, 1992 through 1993,
June 30, 1994 through 1997 and a draft of the June 30, 1998 audited financial statement. Form 10-Q quarterly financial statements as of September 30, 1997, December 31, 1997 and March 31, 1998.
*	Proxy information as of March 7, 1994, November 15, 1995, November
12, 1996 and November 12, 1997.
*	Recent press releases.
*	Income tax returns filed by BioTechnica for 1996 and 1997.
*	BioTechnica's financial forecasts for the  years ended June 30, 1999 through June 30, 2008 and Short Term Financial Plan.
*	Minutes from Board of Directors meetings.
*	Asset list and valuation worksheet.
*	List of shareholders and number of shares owned by each shareholder.
*	Stock purchases or trades over the last five years.
*	Articles of Incorporation and Bylaws for BioTechnica.
*	LG Seeds newsletters.
*	LG Seeds Yield Results.

4)	Reviewed and considered the following information provided to us by others:

*	Annual reports, interim reports, 10-K's, 10-Q's, and other published information on publicly traded companies as nearly comparable to
BioTechnica as we could find.
*	Publications by Standard & Poor's and Bloomberg Financial Services;
The Value Line Investment Survey; Federal Reserve Bulletin; The Wall
Street Journal; Directory of Companies Required to File Annual Reports
with the Securities and Exchange Commission; Stocks, Bonds, Bills and Inflation 1997 Yearbook by Ibbotson Associates; and Mergerstat Review
1997 by Houlihan Lokey Howard & Zukin.
*	Interviews with BioTechnica's outside accountant, banker and attorney.

5)	Conducted an analysis of the value of BioTechnica's common stock using the market comparison approach and the discounted future returns approach.

6)	Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

The foregoing is, of course, only a summary of the information reviewed and factors considered by us which have influenced our opinion and does not recite in detail all of such information and factors that we have taken into consideration in connection with our opinion.

Assumptions and Limiting Conditions

The Company and its representatives warranted to us that the information they supplied was complete and accurate to the best of their knowledge and that the financial statement information reflects BioTechnica's results of operations and financial condition in accordance with generally accepted accounting principles, unless otherwise noted. We have not assumed any responsibility for independent verification of information and financial forecasts supplied by BioTechnica and their representatives (and we express no opinion on that information). We have not obtained any independent appraisal of the assets of BioTechnica, nor have we attempted to verify the information furnished to us by them.

We have used public information and industry and statistical data from sources which we deem to be reliable; however, we make no representation as to the accuracy or completeness of such information and have accepted such information without further verification.

We were not authorized to solicit, and did not solicit, interest from any party with respect to a merger with or other business combination transaction involving the BioTechnica or any of its assets, nor did we have any discussions or negotiations with any parties, other than BioTechnica, in connection with the purchase of BioTechnica shares.

Possession of this report, or a copy thereof, does not carry with it the right of publication of all or part of it, nor may it be used for any purpose by anyone but the client without the previous written consent of the client or us and, in any event, only with proper attribution.

We are not required to give testimony in court, or be in attendance during any hearings or depositions, with reference to BioTechnica, unless previous arrangements have been made.

This opinion is valid only for the purpose(s) and standard of value specified herein.

This opinion is based on a going concern value.


The opinion contemplates facts and conditions existing as of the opinion date. Events, conditions, and circumstances occurring after that date, have not been considered, and we have no obligation to update our opinion for such events and conditions (except as requested at closing).

This opinion is subject to the understanding that the obligations of Stern Brothers Valuation Advisors in the opinion are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Stern Brothers Valuation Advisors shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

Certifications

We certify that, to the best of our knowledge and belief:

The statements of fact in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

Neither Stern Brothers Valuation Advisors nor the individuals involved with this opinion have any present or contemplated future interest of any nature whatsoever which might prevent the rendering of an unbiased opinion.

Our fee for this engagement is not contingent on an action or event resulting from the analyses, opinions, or conclusions, in, or the use of this report.

No one provided significant professional assistance to the persons signing this report.

The American Society of Appraisers has a mandatory recertification program for all of its Senior members. We are in compliance with that program.

Conclusion

Based upon the foregoing, other matters we consider relevant and our general knowledge of such matters as independent business appraisers, we are of the opinion that the merger consideration of $0.05 per share to be paid by an affiliate of Limagrain Genetics Corp. for the 4,778,399 shares (owned by the public) of the 103,055,577 outstanding shares of BioTechnica, is fair, from a financial point of view, to such public stockholders, as of September 21, 1998.

Sincerely,

STERN BROTHERS VALUATION ADVISORS



John C. Korschot, CFA, ASA, CBA	Teresa (Terry) A. Fry, ASA,
CBA
President	Vice President






	Exhibit (B)(1)

Summaries Prepared by Stern Brothers
of the Financial Statements of the Company for the Previous Five Fiscal Years





	Exhibit (B)(2)

Summaries Prepared by Stern Brothers
of Certain Financial Statement Items and Ratios of the Company and the Selected Companies




	Exhibit (B)(3)

Summaries Prepared by Stern Brothers
of Certain Multiples and Ratios of the Company and the Selected Companies



	Exhibit (B)(4)

Summaries Prepared by Stern Brothers
of the Company's Forecasts and the Discounted Future Returns Valuation
Approach




	Exhibit (B)(5)

Summary Prepared by Stern Brothers
of the Underlying Assets Valuation Approach